UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2018

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 23, 2018, Yield10 Bioscience, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”), a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, with the Secretary of State of the State of Delaware. The Certificate of Amendment, effective as of May 23, 2018, effects an increase in the Company’s authorized shares of common stock from 40,000,000 shares to 60,000,000.
As described below, our stockholders approved the Certificate of Amendment at the Company’s 2018 annual meeting.
Item 5.07 - Submission of Matters to a Vote of Security Holders.
On May 23, 2018, the Company held its 2018 annual meeting of its stockholders (the “Annual Meeting”). As of March 26, 2018, the record date for the Annual Meeting, there were 9,968,455 shares of the Company’s common stock outstanding and entitled to vote. At the Annual Meeting, the holders of 9,051,901 shares of the Company’s common stock were present in person or represented by proxy, which represented 90.81% of the total shares entitled to vote at the Annual Meeting.
A summary of the matters voted upon by the stockholders at the Annual Meeting, each of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2018, and the final voting results for each matter are set forth below.
Proposal 1 - Election of Directors:
Stockholders reelected the nominees identified below as Class III directors of the Company to hold office until the annual meeting of stockholders in 2021 and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal. The voting results for each nominee were as follows:

Name of Class III Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Anthony J. Sinskey, Sc.D.	5,842,876	71,995	3,137,030
Richard W. Hamilton, Ph.D.	5,838,398	76,473	3,137,030
Proposal 2 - Approval of 2018 Stock Option and Incentive Plan:
Stockholders approved the adoption of the Company’s 2018 Stock Option and Incentive Plan, which was approved by the Board of Directors on April 4, 2018. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,705,132	207,314	2,425	3,137,030
Proposal 3 - Authorization of Increase in the Authorized Shares of Common Stock:
Stockholders authorized the Board of Directors to amend the Amended and Restated Certificate of Incorporation, as amended, to effect an increase in the authorized shares of the Company’s common stock from 40,000,000 to 60,000,000. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,216,951	726,882	34,300	73,768
Proposal 4 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:
The selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified, based on the following votes:

Votes For	Votes Against	Abstentions
8,979,287	53,980	18,634

Proposal 5 - Advisory Vote on Compensation of Executive Officers:
Stockholders approved, on an advisory basis, the compensation of the named executive officers of the Company. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,666,924	1,238,252	9,695	3,137,030
Proposal 6 - Advisory Vote on Frequency of Holding a Vote on Compensation of Executive Officers:
Stockholders approved the recommended frequency of holding an advisory vote on the compensation of the named executive officers of the Company every 3 years. The voting results for the proposal were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
325,562	131,618	4,330,802	1,126,889	3,137,030
The Company will accordingly ask for an advisory vote on compensation of its named executive officers every 3 years.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, of Yield10 Bioscience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: May 23, 2018	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer